UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                            --------------------


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                               July 10, 2002
              (Date of earliest event reported: July 5, 2002)


                            McKESSON CORPORATION
           (Exact name of Registrant as specified in its charter)


       Delaware                    1-13252                   94-3207296
--------------------------   ---------------------      --------------------
(State of incorporation or   (Commission File No.)        (IRS Employer
     organization)                                        Identification No.)


                              One Post Street
                      San Francisco, California 94104
                  (Address of principal executive offices)


                               (415) 983-8300
            (Registrant's telephone number, including area code)





Item 5.  Other Events.

         McKesson Corporation ("McKesson" or the "Company") is filing this Current Report on Form 8-K to make generally available certain information regarding the Company.

         On July 5, 2002, 646543 B.C. Ltd. (the "Offeror"), a wholly-owned Canadian subsidiary of McKesson, announced that approximately 11.7 million common shares of A.L.I. Technologies Inc., representing approximately 98.1% of A.L.I. common shares outstanding (calculated on a fully diluted basis) have been deposited pursuant to its offer dated May 30, 2002 (the "Offer") to purchase all of the outstanding common shares of A.L.I. for Cdn$43.50 cash per share. All conditions of the Offer having been satisfied or waived, the Offeror has taken up and paid for all common shares deposited thereunder. The Offer expired at 6:00 p.m. PDT on July 5, 2002.

         As more than 90% of the outstanding A.L.I. common shares have been taken up and acquired under the Offer, the Offeror announced that it will be exercising its right under the compulsory acquisition procedures of the Company Act (British Columbia) to acquire all remaining common shares of A.L.I. not tendered to the Offer. A notice of compulsory acquisition will be mailed shortly to all holders of A.L.I. common shares not tendered to the Offer.

         A copy of the press release issued by announcing the completion of the tender offer is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.  The following exhibit is filed herewith:

             99.1       Press Release dated July 5, 2002.



                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              McKESSON CORPORATION


                                              By:   /s/  Ivan D. Meyerson
                                                  ----------------------------
                                                  Name:  Ivan D. Meyerson
                                                  Title: Senior Vice President

Date:  July 10, 2002




                               EXHIBIT INDEX


         Exhibit No.         Description

         99.1                Press Release dated July 5, 2002.







                                                               Exhibit 99.1
News Release

                McKESSON ANNOUNCES TAKE-UP OF COMMON SHARES
                           OF A.L.I. TECHNOLOGIES

SAN FRANCISCO (July 5, 2002) - 646543 B.C. Ltd. (the "Offeror"), a wholly-owned Canadian subsidiary of McKesson Corporation (NYSE:MCK), today announced that approximately 11.7 million common shares of A.L.I. Technologies Inc., representing approximately 98.1% of A.L.I. common shares outstanding (calculated on a fully diluted basis) have been deposited pursuant to its offer dated May 30, 2002 (the "Offer") to purchase all of the outstanding common shares of A.L.I. for Cdn$43.50 cash per share. All conditions of the Offer having been satisfied or waived, the Offeror has taken up and will pay for all common shares deposited thereunder. The Offer expired at 6:00 p.m. PDT today.

As more than 90% of the outstanding A.L.I. common shares have been taken up and are being acquired under the Offer, the Offeror announced that it will be exercising its right under the compulsory acquisition procedures of the Company Act (British Columbia) to acquire all remaining common shares of A.L.I. not tendered to the Offer. A notice of compulsory acquisition will be mailed shortly to all holders of A.L.I. common shares not tendered to the Offer.

As previously announced, the Offer was made pursuant to the provisions of a Support Agreement dated May 1, 2002 between McKesson, the Offeror and A.L.I. McKesson and the Offeror also entered into lock-up agreements dated May 1, 2002 with certain directors and officers of A.L.I. who agreed to deposit to the Offer certain A.L.I. common shares owned or acquired by them, representing approximately 32% of the A.L.I. common shares outstanding (calculated on a fully diluted basis).

McKesson Corporation is a leading provider of supply, information and care management products and services designed to improve quality and reduce costs across healthcare. McKesson solutions empower healthcare professionals with the tools they need to deliver care more effectively and efficiently. Founded in 1833, with annual revenues of more than US $50 billion, McKesson ranks as the 31st largest industrial company in the United States. For more information, visit the company's Web site at http://www.mckesson.com.

For more information about the offer, contact: Betty Stern Investor Relations McKesson Corporation/646543 B.C. Ltd., One Post Street San Francisco, CA 94104 415-983-9326 e-mail: betty.stern@mckesson.com

Contact:

     McKesson Corporation
     Larry Kurtz, 415/983-8418